Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN
EARNINGS FOR THE QUARTER ENDED MARCH 31, 2019

Aiken, South Carolina (April 29, 2019) - Security Federal Corporation (“Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (“Bank”), today announced earnings for the quarter ended March 31, 2019. Net income increased $359,000 or 20.8% to $2.1 million or $0.71 per common share (basic) for the quarter ended March 31, 2019 compared to $1.7 million or $0.59 per common share (basic) for the first quarter of 2018. The increase in earnings was primarily the result of increases in net interest income and non-interest income, which were partially offset by increases in non-interest expense and the provision for income taxes.

The Company’s net interest spread increased eight basis points to 3.30% for the quarter ended March 31, 2019 compared to 3.22% for the quarter ended March 31, 2018. Consistent with the increase in the interest spread, net interest income increased $652,000 or 9.9% to $7.3 million for the first quarter of 2019 compared to $6.6 million during the first quarter of 2018. The increase was primarily due to an increase in the average balance of all interest earning assets combined with higher yields earned from these assets during the first quarter of 2019. The increase in average earning assets was partially offset by higher cost of funds as total interest expense increased $605,000 or 51.8% to $1.8 million during the first quarter of 2019 compared to $1.2 million during the same quarter in 2018. The increase in interest expense was attributable to interest expense on deposits, which increased $678,000 or 92.1% to $1.4 million for the first quarter of 2019 compared to $736,000 for the same quarter last year.

Net charge-offs were $473,000, or 0.43% of gross loans on an annualized basis, for the quarter ended March 31, 2019. In comparison, net charge-offs were $18,000, or 0.02% of gross loans on an annualized basis, for the first quarter in 2018. Consistent with the increase in net charge-offs, the provision for loan losses also increased to $100,000 for the quarter ended March 31, 2019 compared to no provision for loan losses during the same quarter in 2018. The allowance for loan losses as a percentage of gross loans was 2.02% at March 31, 2019 compared to 1.94% at March 31, 2018.

Non-interest income increased $152,000 or 7.4% to $2.2 million for the first quarter of 2019 compared to $2.0 million for the same quarter last year, primarily due to an increase in grant income. During the first quarter of 2019, the Company received a Bank Enterprise Award grant from the United States Department of the Treasury in the amount of $233,000 in recognition of its continued commitment to community development in economically distressed areas. A similar grant was received in 2018, but not until the third quarter.

Non-interest expense increased $225,000 or 3.5% to $6.7 million for the quarter ended March 31, 2019 compared to $6.5 million for the quarter ended March 31, 2018. The most significant increases were in salaries and employee benefits expense and depreciation and maintenance of equipment, which are both a result of our growth and recent expansion into the Augusta market. The Bank’s newest branch, located in Augusta, Georgia, is under construction but scheduled to open later this year. It will be a full-service branch offering depository banking as well as commercial and consumer lending.

Total assets increased $24.6 million or 2.7% to $937.2 million at March 31, 2019 from $912.6 million at December 31, 2018. Investment and mortgage-backed securities increased $15.9 million or 3.9% to $425.8 million at March 31, 2019 from $409.9 million at December 31, 2018. Net loans receivable decreased $740,000 or 0.2% to $429.3 million at March 31, 2019 from $430.1 million at December 31, 2018.  Total deposits increased $21.4 million or 2.8% to $788.8 million at March 31, 2019 compared to $767.5 million at December 31, 2018.

Security Federal Bank currently has 16 full service branch locations in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener, and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

	INCOME STATEMENT HIGHLIGHTS

	Quarter Ended March 31,
	2019	2018	% Change
Total interest income	$ 9,031	$ 7,774	16.2%

Total interest expense	1,774	1,169	51.8%

Net interest income	7,257	6,605	9.9%

Provision for loan losses	100	-	100.0%

Net interest income after provision for loan losses	7,157	6,605	8.4%

Non-interest income	2,196	2,044	7.4%

Non-interest expense	6,744	6,519	3.5%

Income before income taxes	2,609	2,130	22.5%

Provision for income taxes	520	400	30.0%

Net income	$ 2,089	$ 1,730	20.8%

Earnings per common share (basic)	$ 0.71	$ 0.59	20.3%

Earnings per common share (diluted)	$ 0.67	$ 0.56	19.6%

	BALANCE SHEET HIGHLIGHTS

	March 31, 2019	December 31, 2018	% Change

Total assets	$ 937,204	$ 912,614	2.7%

Cash and cash equivalents	19,120	12,706	50.5%

Total loans receivable, net	429,314	430,054	-0.2%

Investment and mortgage-backed securities	425,790	409,894	3.9%

Deposits	788,848	767,497	2.8%

Borrowings	52,756	58,310	-9.5%

Shareholders' equity	85,191	80,518	5.8%

Non performing assets	5,977	7,771	-23.1%

Non performing assets to total assets	0.64%	0.85%	-25.1%

Allowance to gross loans, held for investment	2.02%	2.10%	-3.8%

Total risk based capital ratio (1)	17.38%	17.47%	-0.5%

Common equity tier one ratio (1)	16.13%	16.21%	-0.5%

Book value per share	$ 28.83	$ 27.25	5.8%

(1)- This ratio is calculated using Bank only information and not consolidated information.